Exhibit 10.11

Execution Version

Exclusive Service Agreement

Between

Guangzhou Yidian Zhihui Chuxing Technology Co., Ltd.

And

Guangzhou Xiaopeng Zhihui Chuxing Technology Co., Ltd.

May 28, 2018

Exclusive Service Agreement

This exclusive service agreement (“Agreement”) is made by the following parties on May 28, 2018:

1.

Guangzhou Yidian Zhihui Chuxing Technology Co., Ltd., with its registered address at Room 109, No. 8 Songgang Street, Cen Village, Changxing Avenue, Tianhe District, Guangzhou, and its legal representative being Xia Heng (“Party A”).

2.

Guangzhou Xiaopeng Zhihui Chuxing Technology Co., Ltd., with its registered address at Room 101, No. 8 Songgang Street, Cen Village, Changxing Avenue, Tianhe District, Guangzhou, and its legal representative being Xia Heng (“Party B”).

(Each of Party A and Party B is hereinafter referred to collectively as the “Parties” and individually as a “Party”.)

Recitals:

Whereas, Party A is a limited liability company established in Guangzhou and validly existing according to law, the business scope of which is “computer technology development, technical services; car leasing; computer technology transfer services; road cargo transportation agency; logistics agency services; software wholesale; software retail; software development; software services; software testing services; software technology promotion services; data processing and storage services; design of data processing and storage product; corporate management services (except for the business projects subject to license); corporate management consulting services; marketing planning services; conference and exhibition services; advertising industry; online goods sales (except the goods subject to license and approval); online goods retail (except the goods subject to license and approval); computer network system engineering services; network technology research and development; network information technology promotion services; network security information consultation; IT consulting services; goods information consulting services; road cargo transportation; online taxi-hailing (projects that must be approved according to law can only be carried out after approval by relevant departments)”;

Whereas, Party B is a limited liability company incorporated in Guangzhou and validly existing according to law, the business scope of which is “road cargo transportation agency; computer technology development, technical services; car leasing; computer technology transfer services; logistics agency services; software wholesale; software retail; software development; software services; software testing services; software technology promotion services; data processing and storage services; data transaction service; design of data processing and storage product; corporate management services (except for the business projects subject to license); corporate management consulting services; marketing planning services; conference and exhibition services; advertising industry; online goods sales (except the goods subject to license and approval); online goods retail (except the goods subject to license and approval); computer network system engineering services; network technology research and development; network information technology promotion services; network security information consultation; IT consulting services; goods information consulting services; technical research and development of vehicle engineering; new material technology transfer services; energy-saving technology transfer services; business consulting services; scientific and technological information consulting services; computer wholesale; computer parts wholesale; computer retail; computer parts retail; goods wholesale trade (except the goods subject to license and approval); goods retail trade (except the goods subject to license and approval); tickets business services; corporate financial consulting services; car parts wholesale; car parts retail; electronic components wholesale; electronic components retail; electronic product wholesale; electronic product retail; intelligent installation engineering services; technical services of intelligent machine system; engineering installation services of radar, navigation and measurement and control system; communication equipment retail; goods import and export (except exclusively controlled goods); technology import and export; car rescue service; agency for annual car review and transfer procedures; payment of vehicle fines and performance of vehicle tax procedures on behalf of the client; car parts design services; car repair tool design services; online taxi-hailing; road cargo transportation (projects that must be approved according to law can only be carried out after approval by relevant departments)”;

Whereas, Party A needs Party B to provide the services related to Party A’s Business (as defined below) and Party B agrees to provide such services to Party A.

Now, therefore, the Parties agree as follows upon consensus through negotiation:

1.	Definitions

1.1	The following terms used in this Agreement have the meanings below, unless this Agreement stipulates otherwise or the context requires otherwise:

“Party A’s Business”	Means the business activities conducted and developed by Party A at the present or at any time during the term of this Agreement.

“Services”

Means the services provided by Party B within its business scope to Party A exclusively with respect to Party A’s Business, including but not limited to:

road cargo transportation; online taxi-hailing; computer technology development, technical services; car leasing; computer technology transfer services; road cargo transportation agency; logistics agency services; software wholesale; software retail; software development; software services; software testing services; software technology promotion services; data processing and storage services; data transaction services; design of data processing and storage product; corporate management services (except for the business projects subject to license); corporate management consulting services; marketing planning services; conference and exhibition services; advertising industry; online goods sales (except the goods subject to license and approval); online goods retail (except the goods subject to license and approval); computer network system engineering services; network technology research and development; network information technology promotion services; network security information consultation; IT consulting services; goods information consulting services.

“Annual Business Plan”	Means the business development plan and budget report of Party A for the next calendar year prepared by Party A with the assistance of Party B before November 30 of each year according to this Agreement.

“Service Fee”	Means all fees payable by Party A to Party B for the Services provided by Party B according to Article 3 hereof.

“Business-related IP”	Means any and all intellectual properties developed by Party A based on the Services provided by Party B hereunder with respect to Party A’s Business.

“Confidential Information”	Has the meaning set forth in Article 6.1 hereof.

“Breaching Party”	Has the meaning set forth in Article 12.1 of this Agreement.

“Breach”	Has the meaning set forth in Article 12.1 of this Agreement.

“Party’s Rights”	Has the meaning set forth in Article 14.5 of this Agreement.

1.2	Any reference to any laws and regulations (“Laws”) shall be reference to:

(a)	those Laws as amended, modified, supplemented and restated, whether they become effective before or after the conclusion of this Agreement; and

(b)	other decisions, notices and regulations prepared or effective under the Laws.

1.3	Unless the context indicates otherwise, any reference to any articles, paragraphs, subparagraphs or items herein are reference to the articles, paragraphs, subparagraphs or items of this Agreement.

2.	Services

2.1

During the term of this Agreement, party A entrusts exclusively Party B to provide the Services, and Party B shall diligently provide Party A with the Services according to the needs of Party A’s Business. The Parties understand that Party B’s actual provision of Services is subject to Party B’s approved business scope. If the Service requested to be provided by Party A exceeds Party B’s approved business scope, Party B shall apply for expanding its business scope to the maximum extent permitted by Laws, and continue to provide relevant Service after the expansion of its business scope is approved.

2.2	Party B shall communicate and exchange relevant information of Party A’s Busines with Party A, to provide the Services hereunder.

2.3

Notwithstanding any other provisions hereof, Party B has the right to designate any third party to provide the Services hereunder in whole or in part, or delegate the third party to perform its obligations hereunder. Party A hereby agrees that Party B has the right to transfer its rights and obligations hereunder to any third party.

3.	Service Fee

3.1	In respect of the Services provided by Party B according to this Agreement, Party A shall pay the Service Fee to Party B according to the following provisions:

3.1.1

Upon agreement by the Parties through negotiation, Party A shall pay relevant Service Fee to Party B on an annual basis for the Services provided by Party B to Party A in each calendar year of the term of this Agreement.

3.1.2

Upon agreement by the Parties through negotiation, Party A shall pay relevant Service Fee to Party B separately for the specific Services provided by Party B to Party A from time to time at the request of Party A.

3.2

Party B shall promptly issue payment notice and special VAT invoice to Party A and settle annually. Party A shall pay Party B the above Service Fee (tax inclusive) within one month after receiving the invoice.

3.3

The Parties agree that to extent that the scope of Service and the amount of the Service Fee specified in Article 3.1 and Article 3.2 do not violate any mandatory provisions of laws and regulations, the Parties shall determine and adjust according to the proposal made by Party B from time to time. Party A shall not reject Party B’s proposal without any reasonable cause.

3.4	The Parties shall assume their respective taxes and obligations of withholding (if any) according to the applicable laws.

4.	Obligations of Party A

4.1

Party B’s services hereunder are exclusive. During the term of this Agreement, without the prior written consent of Party B, Party A shall not enter into any agreement with any other third party or accept from such third party any other service same as or similar to the services provided by Party B.

4.2

Party A shall provide Party B with its definitive Annual Business Plan for the next year before November 30 of each year so that Party B may prepare corresponding service plan and arrange the required manpower and service capacity. If Party A needs any manpower to be arranged by Party B temporarily, it shall negotiate with Party B fifteen (15) days in advance to reach an agreement.

4.3	To facilitate the provision of the Services by Party B, at the request of Party B, Party A shall provide Party B with the information required by Party B.

4.4	Party A shall pay the Service Fee to Party B promptly and fully according to the provisions of Article 3 hereof.

4.5	Party A shall maintain its own good reputation, actively expand its business, and strive to maximize its revenue.

4.6

During the term of this Agreement, Party A agrees to cooperate with Party B and Party B’s parent company (whether direct or indirect) to carry out audits on related-party transactions or other issues and provide relevant information and material relating to Party A’s operation, business, client, finance, employee, etc. to Party B and Party B’s parent company or the auditor appointed by Party B, and agrees that Party B’s parent company may disclose such information or material to meet the requirements of the regulators in the place where the securities of Party B’s parent company are listed.

5.	Intellectual Property Rights

5.1

The intellectual property rights held originally or obtained during the term of this Agreement by Party B, including the intellectual property rights to the work achievement created during the provision of the Services, shall be owned by Party B.

5.2

Since Party A’s Business is dependent on the Services to be provided by Party B hereunder, in respect of the intellectual property rights to the business developed by Party A based on the Services, Party A agrees that:

(1)

if the intellectual property rights to such business are obtained by Party A upon the entrustment of Party B or through the cooperation between Party A and Party B, the ownership and the application right related to relevant intellectual property rights shall be vested in Party B.

(2)

if relevant intellectual property rights to the business are developed and obtained by Party A independently, the ownership shall be vested in Party A, provided that (A) Party A promptly notifies Party B of the details of such intellectual property rights and provides relevant information reasonably requested by Party B; (B) if Party A intends to license or transfer relevant intellectual property rights to the business, Party A shall first transfer such intellectual property rights to Party B or grant an exclusive license to Party B on such intellectual property rights subject to the mandatory provisions of the laws of China, and Party B may use such intellectual property rights to the extent of the transfer or license (however, Party B has the right to decide whether to accept such transfer or license); Party A can transfer or license such intellectual property rights to any third party only when Party B waives the priority to purchase such intellectual property rights or waives the exclusive license on the conditions not more favorable than those offered to Party B (including but not limited to the transfer price or license royalty), and shall ensure that the third party will fully comply with and perform the obligations of Party A hereunder; (C) except the circumstance specified in the above Item (B), during the term of this Agreement, Party B has the right to purchase relevant intellectual property rights to the business; then Party A shall agrees to such purchase subject to the mandatory provisions of the laws of China at the minimum price permitted by the current laws of China.

5.3

If Party B is granted the exclusive license to use relevant intellectual property rights to the abovementioned business according to Paragraph (2) of Article 5.2 hereof, the following provisions shall apply:

(1)	The license period shall be no less than five (5) years (starting from the effective date of relevant license agreement);

(2)	The scope of right under the license shall be as large as possible;

(3)	During the license period and within the license scope, no other party (including Party A) other than Party B may use or permit others to use such intellectual property rights in whatever forms;

(4)

Without prejudice to the conditions under Paragraph (3) of Article 5.3, Party A has the right to decide in its sole discretion to authorize any other third party to use such intellectual property rights;

(5)

When the license period expires, Party B has the right to renew the license agreement and Party A shall agree to such renewal. The original terms of the license agreement shall be maintained, except the changes approved by Party B.

5.4

Notwithstanding the provisions of Paragraph (2) of Article 5.2, if relevant intellectual property rights to the business specified in that paragraph can be established only when they are registered according to applicable law, the application for registration shall be carried out according to the following provisions:

(1)	If Party A intends to apply for the registration of the above intellectual property rights, it shall obtain the prior written consent of Party B.

(2)

Party A may apply for the registration or transfer the application right to any third party only when Party B waives the right to purchase the right to apply for registration of relevant intellectual property rights to the business. Where Party A transfers the above application right to any third party, Party A shall ensure the third party to fully comply with and perform its obligations hereunder. Meanwhile, the conditions on which Party A transfers the application right to the third party (including but not limited the transfer price) shall not be more favorable than the conditions it offers to Party B under Paragraph (3) of Article 5.4.

(3)

During the term of this Agreement, Party B may request at any time Party A to apply for registration of relevant intellectual property rights to the business, and decide in its sole discretion whether to purchase the above application right. At the request of Party B, Party A shall transfer the application right to Party B subject to the mandatory provisions of the laws of China at the minimum price permitted by the current laws of China. Party B shall become the legal owner of relevant intellectual property rights to the business after it obtains the application right and then applies for and completes the registration of such intellectual property rights.

5.5

Each Party undertakes to indemnify the other Party any and all economic losses incurred by the other Party due to the first Party’s infringement of other’s intellectual property rights (including copyright, trademark, patent, and know-how).

6.	Confidentiality Obligations

6.1

Each Party shall keep strict confidential the business secrets, proprietary information, client information and other confidential information of the other Party obtained during the execution and performance of this Agreement (“Confidential Information”) regardless of whether this Agreement has been terminated. The receiving Party shall not disclose any Confidential Information to any third party, except upon prior written consent of the disclosing Party or as required by applicable laws and regulations or the rules of the jurisdiction where the affiliate of a Party is listed. The receiving Party shall not use directly or indirectly any Confidential Information except for purpose of performing this Agreement.

6.2	The Parties acknowledge that the following information is not Confidential Information:

(a)	The information obtained by the receiving Party by legal means before the disclosure, which is evidenced by written proof;

(b)	The information that has entered public domain not through the fault of the receiving Party; or

(c)	The information obtained by the receiving Party legally through other channel after receiving the information from the disclosing Party.

6.3

The receiving Party may disclose the Confidential Information to its relevant employees, agents or any engaged professionals, provided that it shall ensure such persons to comply with relevant terms and conditions of this Agreement and shall assume any liability arising from the breach by such persons of relevant terms and conditions of this Agreement.

6.4	Notwithstanding any other provisions hereof, this Article 6 shall survive the suspension or termination of this Agreement.

7.	Representations and Warranties of Party A

Party A hereby represents and warrants to Party B that

7.1

it is a limited liability company duly established and validly existing under the laws of China who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued independently.

7.2

it has full internal power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and has full power and authority to complete the transaction contemplated hereunder. This Agreement is duly executed and delivered by it, constitutes its legal and binding obligations, and is enforceable against it according to the terms hereof.

7.3

it shall promptly notify Party B of any circumstance that has or may have material adverse effect on Party A’s Business and operation, and use its best effort to prevent the occurrence of such circumstance and/or expansion of loss.

7.4	it shall not dispose of any of its material assets in whatever form or change its existing shareholding structure, without the written consent of Party B.

7.5

it holds all the business licenses and certificates required for its operation when this Agreement becomes effective, and has full right and qualification to operate Party A’s Business currently conducted by it in China.

7.6

At the written request of Party B, it shall use all of its current accounts receivable and/or other assets it legally owns and may dispose of as the security for the payment of the Service Fee specified in Article 3 hereof.

7.7

it shall indemnify Party B and hold Party B harmless from all losses Party B suffers or may suffer from provision of the Services, including but not limited to any losses arising from any litigation, demand, arbitration, or claim by any third party, or any administrative investigation or penalty by any government authority, except for any loss caused by the intentional misconduct or gross negligence of Party B.

7.8	it shall not enter into any other agreement or arrangement that contradicts to this Agreement or may damage Party B’s interest hereunder, without the written consent of Party B.

8.	Representations and Warranties of Party B

Party B hereby represents and warrants to Party A that

8.1

it is a limited liability company duly established and validly existing under the laws of China who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued independently.

8.2

it has full internal power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and has full power and authority to complete the transaction contemplated hereunder. This Agreement is duly executed and delivered by it, constitutes its legal and binding obligations, and is enforceable against it according to the terms hereof.

9.	Term of Agreement

9.1

This Agreement is formed when the Parties officially sign it, and, once formed, will become effective retrospectively as of May 28, 2018. This Agreement shall be valid for twenty (20) years, unless this Agreement expressly provides otherwise or the Parties terminate it by written notice. This Agreement shall renew for one (1) year automatically when it original term or renewal term expires, unless Party B notifies Party A thirty (30) days in advance that this Agreement will not be renewed.

9.2

Where the business period of Party A or Party B expires and no approval or registration formalities on extension of the business period is gone through, this Agreement shall terminate when the business period of Party A or Party B expires. The Parties shall complete the approval or registration formalities on extension of their respective business period three (3) months before expiration of their respective business period to renew the term of this Agreement.

9.3	The Parties shall continue to perform the obligations under Article 6 hereof when and after this Agreement terminates.

10.	Indemnification

Party A shall indemnify Party B and hold Party B harmless from all losses Party B suffers or may suffer from provision of the Services, including but not limited to any losses arising from any litigation, demand, arbitration, or claim by any third party, or any administrative investigation or penalty by any government authority, except for any loss caused by the intentional misconduct or gross negligence of Party B.

11.	Notice

11.1	Any notice, request, demand or other communication required by or made under this Agreement shall be in writing and sent to relevant Parties.

11.2

Where the above notice or other communication is sent by fax or email, it will be deemed delivered when it is sent. Where the above notice or other communication is sent by personal delivery, it will be deemed delivered when it is submitted in person. Where the above notice or other communication is sent by mail, it will be deemed delivered two (2) days after it is posted.

12.	Liabilities for Breach of Contract

12.1

The Parties agree and acknowledge that if either Party (“Breaching Party”) materially breaches any provision hereunder, or fails or delays to perform any material obligation hereunder, it will constitute a breach of this Agreement (“Breach”), and the other Party has the right to request the Breaching Party to correct or take remedial measures within a reasonable period. If the Breaching Party fails to do so within a reasonable period or ten (10) days after the other Party gives a written notice requesting correction, and if the Breaching Party is Party A, then Party B has the right to (1) terminate this Agreement and request the Breaching Party to compensate all damages; or (2) request the enforcement of the Breaching Party’s obligations hereunder and request the Breaching Party to compensate all damages; if the Breaching Party is Party B, then Party A has the right to request the Breaching Party to continue to perform its obligations hereunder and to compensate all damages.

12.2

Notwithstanding any provisions of Article 12.1 hereof, the Parties agree and acknowledge that Party A shall not request to terminate this Agreement on whatever grounds and in whatever circumstances, unless the law or this Agreement provides otherwise.

12.3	Notwithstanding any other provisions hereof, this Article 12 shall survive the suspension or termination of this Agreement.

13.	Force Majeure

Where either Party’s performance of this Agreement is directly affected by or either Party is unable to perform this Agreement according to the provisions hereof due to any earthquakes, typhoons, floods, fires, wars, computer viruses, tool software design vulnerabilities, hacker attacks on the Internet, changes in policies or laws, and other force majeure events that are unforeseeable and the consequence of which are unpredictable or unavoidable, the affected Party shall immediately notify the other Party by fax, and within thirty (30) days, provide the details of the force majeure event and the certificate issued by a notary in the place of the force majeure event to prove that this Agreement is unable to perform or its performance needs to be postponed. The Parties shall negotiate to decide whether to waive part performance of this Agreement or to delay the performance based on the effect of the force majeure event on the performance of this Agreement. Neither Party shall be liable for any economic loss of the other Party caused by the force majeure event.

14.	Miscellaneous

14.1

This Agreement is written in Chinese. This Agreement is made in five (5) counterparts, with Party A holding one (1) counterpart, one (1) counterpart filed with the government authority for approval/registration, and the remaining counterparts maintained by Party B.

14.2	The conclusion, validity, performance, modification, interpretation and dispute resolution of this Agreement shall be governed by the laws of China.

14.3	Dispute Resolution

14.3.1

Any dispute arising from or relating to this Agreement shall be resolved first through the friendly negotiation between the Parties. If negotiation fails, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration according to the arbitration rules of the Commission effective at the time of submission. The arbitration will be carried out in Shenzhen. The arbitration award is final and binding upon relevant Parties. Unless the arbitration award decides otherwise, the arbitration cost shall be borne by the losing Party. The losing Party shall further reimburse the winning Party’s attorney fee and other expenses.

14.3.2	During the period of dispute resolution, the Parties shall continue to perform other provisions of this Agreement except for the disputed matter.

14.4

Any rights, powers and remedies granted to either Party under any provision of this Agreement shall not preclude any other rights, powers or remedies granted to the Party under laws or other provisions hereof. No exercise by either Party of its rights, powers or remedies will preclude the exercise by the Party of other rights, powers or remedies.

14.5

No failure or delay to exercise by either Party of its rights, powers or remedies under this Agreement or laws (“Party’s Rights”) will constitute waiver of such rights, and no single or partial waiver of the Party’s Rights will preclude exercise by the Party of such rights in other way or of other rights.

14.6	The headings hereof are inserted for reference only, and shall not be used for or affect the interpretation of any provisions hereof.

14.7

The provisions hereof are severable and independent from other provisions. If any or several provisions hereof are decided invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other provisions hereof shall not be affected.

14.8

This Agreement, once signed, shall supersede any other legal documents signed by the Parties with respect to the same subject matter. Any amendment or supplement to this Agreement must be made in writing, and shall become effective after the Parties properly sign it, except that Party B transfers its rights hereunder according to Article 14.9.

14.9

Without prior written consent of Party B, Party A shall not transfer its right and/or obligation hereunder to any third party. Party A agrees that without its written consent, Party B has the right to transfer unilaterally any right and/or obligation hereunder to any third party, provided that a written notice shall be given to Party A.

14.10

This Agreement shall bind and inure to the benefit of the legal assigns, successors and creditors of the Parties and other entities that may obtain the equity interest or relevant rights in the Parties.

14.11	The Parties undertake to declare and pay their respective taxes relating to the transaction contemplated hereunder according to law.

[The remainder of this page is intentionally left blank. Signature page follows.]

[Signature page of the Exclusive Service Agreement]

Guangzhou Yidian Zhihui Chuxing Technology Co., Ltd. (seal)

Legal representative: Xia Heng

Signature: /s/ Xia Heng

[Signature page of the Exclusive Service Agreement]

Guangzhou Xiaopeng Zhihui Chuxing Technology Co., Ltd. (seal)

Legal representative: Xia Heng

Signature: /s/ Xia Heng